Aflac Incorporated 2nd Quarter 2019 10-Q
EXHIBIT 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Aflac Incorporated (the “Company”) for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel P. Amos, as Chief Executive Officer of the Company, and Frederick J. Crawford, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel P. Amos
Name:	Daniel P. Amos
Title:	Chief Executive Officer
Date:	July 26, 2019

/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Chief Financial Officer
Date:	July 26, 2019